UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2018

NRG ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15891	41-1724239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

804 Carnegie Center, Princeton, New Jersey 08540

(Address of principal executive offices, including zip code)

(609) 524-4500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.                Completion of Acquisition or Disposition of Assets.

As previously announced, on February 6, 2018, NRG Energy, Inc. (“NRG”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with NRG Repowering Holdings LLC, a wholly owned subsidiary of NRG (together with NRG, the “NRG Parties”), and GIP III Zephyr Acquisition Partners, a subsidiary of Global Infrastructure Management LLC (“GIP”), pursuant to which the NRG Parties agreed to sell to GIP one hundred percent (100%) of the outstanding membership interests of Zephyr Renewables LLC (the “Company”).

On August 31, 2018, the NRG Parties completed the sale of the Company to GIP pursuant to the terms of the Purchase Agreement for an aggregate purchase price, payable in United States funds, of one billion three hundred forty-seven million five hundred thousand dollars ($1,347,500,000). In connection with the transaction, NRG has concluded that the Company is a discontinued operation.  In addition, the transaction resulted in the deconsolidation of AC Solar Holdings LLC (which indirectly owns the Agua Caliente project) and discontinued operations treatment for Carlsbad Energy Holdings LLC (“Carlsbad”). The sale of the Company and the resulting transactions are collectively referred to as the “Zephyr Transaction.” Pursuant to a Right of First Offer Agreement between NRG Yield, Inc. and NRG dated July 22, 2013, and in connection with Zephyr Transaction, NRG Yield, Inc. has agreed to purchase Carlsbad which is expected to close later in 2018.

At the time of sale, the Company owned, among other things, (a) one hundred percent (100%) of the Class B shares and one hundred percent (100%) of the Class D shares of NRG Yield, Inc. and (b) one hundred percent (100%) of the Class B membership units and one hundred percent (100%) of the Class D membership units of NRG Yield LLC. Collectively these units and shares represent a 45.2% economic interest and a 55% voting interest.

The description of the Purchase Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 9.01.                Financial Statements and Exhibits.

(b)               Pro forma financial information.

The unaudited condensed pro forma consolidated balance sheet as of June 30, 2018 and unaudited condensed pro forma consolidated statements of income for the six months ended June 30, 2018 and the years ended December 31, 2017, 2016 and 2015 are included as Exhibit 99.1 hereto and are incorporated herein by reference.

(d)               Exhibits.

Exhibit	Description

2.1†*

Purchase and Sale Agreement, dated as of February 6, 2018, by and among NRG Energy, Inc. and NRG Repowering Holdings LLC, and GIP III Zephyr Acquisition Partners, L.P. (incorporated by reference to Exhibit 2.9 to NRG’s Annual Report on Form 10-K for the year ended December 31, 2017 (File No. 001-15891))

99.1

Unaudited condensed pro forma consolidated balance sheet as of June 30, 2018 and unaudited condensed pro forma consolidated statements of income for the six months ended June 30, 2018 and the years ended December 31, 2017, 2016 and 2015

†                 Portions of this exhibit have been redacted and are subject to a confidential treatment request filed with the Secretary of the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

*                 This filing excludes schedules pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementary to the Securities and Exchange Commission upon request by the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 7, 2018		NRG Energy, Inc.
(Registrant)

	By:	/s/ Brian E. Curci
Brian E. Curci
Senior Vice President and General Counsel